UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2009

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2009, the registrant and Mason Family Resorts, LLC, a Delaware limited liability company ("MFR"), which is an indirect subsidiary of the registrant, entered into a Seventh Amendment to Loan Agreement (the "Mason Amendment"), with certain lenders stated therein and GE Business Financial Services, Inc. (the "Lenders"). Pursuant to the Mason Amendment, the maturity date is extended to July 1, 2011, on the loan, which continues to be secured by, among other things, a mortgage on MFR's Mason, Ohio, Great Wolf Lodge resort. During the remainder of the loan term, the loan will continue to bear interest at a rate of LIBOR plus 425 basis points, with a minimum rate of 6.50 percent per annum. Principal prepayments on the loan are now required, with the following schedule: $1 million prepayment required on the first day of each remaining calendar quarter in 2009, and $2 million prepayment required on the first day of each calendar quarter in 2010 and 2011. A variable fee of 0.25% of the outstanding principal balance on the loan must now be paid each calendar quarter.

Also on July 31, 2009, the registrant and Great Wolf Lodge of Grapevine, LLC, a Delaware limited liability company ("GWLG"), which is an indirect subsidiary of the registrant, entered into a Third Amendment to Loan Agreement (the "Grapevine Amendment"), with the Lenders. Pursuant to the Grapevine Amendment, the maturity date is extended to July 1, 2011, on the loan, which continues to be secured by, among other things, a mortgage on GWLG’s Grapevine, Texas, Great Wolf Lodge resort. During the remainder of the loan term, the loan will bear interest at a rate of LIBOR plus 400 basis points, with a minimum rate of 7.0 percent per annum. Principal prepayments on the loan are now required, with the following schedule: $800,000 on the first day of each calendar quarter in the remaining portion of 2009, and of each calendar quarter in 2010 and 2011.

The Mason Amendment and the Grapevine Amendment each also reduced the minimum tangible net worth covenant, applicable to the registrant, to $100 million.

The registrant continues to guaranty monthly debt service payments for the Mason loan. In addition, the registrant has caused GWLG to provide the Lenders cross-collateralization on the Grapevine, Texas, Great Wolf Lodge resort, as additional collateral for the Mason loan. The cross-collateralization on the Grapevine property will remain in place until the company makes a $30.0 million principal reduction of the Mason loan. The company will be required to use 50% of the net proceeds from certain liquidity-producing events, including the any sale of a majority-owned equity interest in one or more of the company’s existing properties or the refinance of a mortgage loan on an existing property to the extent such refinance provides cash proceeds, toward the minimum $30.0 million principal reduction.

The registrant issued a press release, dated August 3, 2009, in connection with the foregoing matters.

Item 9.01 Financial Statements and Exhibits.

Press release dated August 3, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

August 6, 2009	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 3, 2009